Exhibit 99.1

Clipper Realty Inc. Announces Fourth Quarter and Full-Year 2019 Results

Reports Record Quarterly and Annual Revenues, Record Annual Income from Operations, Record Quarterly and Annual Net Operating Income, and Record Annual Adjusted Funds from Operations

NEW YORK, March 12, 2020 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months and year ended December 31, 2019.

Highlights for the Three Months and Year Ended December 31, 2019

●

Achieved record quarterly and annual revenues of $30.6 million and $116.2 million for the fourth quarter of and full-year 2019, respectively, representing increases of 9.8% and 5.6%, respectively, compared to the same periods in 2018. Residential rental income increased 4.0% and 7.9% at the Flatbush Gardens and Tribeca House properties, respectively, for the fourth quarter of 2019, and 6.9% and 6.2% at the Flatbush Gardens and Tribeca House properties, respectively, for full-year 2019

●	Achieved record annual income from operations of $33.5 million for 2019, representing an increase of 3.2% compared to 2018
●

Achieved record quarterly and annual net operating income (“NOI”)[1] of $16.9 million and $62.8 million for the fourth quarter of and full-year 2019, respectively, representing increases of 9.4% and 4.7%, respectively, compared to the same periods in 2018

●	Recorded annual net loss of $4.1 million for 2019, or $1.7 million excluding a non-recurring loss on extinguishment of debt
●	Achieved record annual adjusted funds from operations (“AFFO”)[1] of $22.0 million for 2019, representing an increase of 11.2% compared to 2018
●	Declared a dividend of $0.095 per share for the fourth quarter of 2019

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We are very pleased with our fourth quarter 2019 results, with ongoing solid revenue growth reflecting the quality of our portfolio and the operational excellence of our team, and proud that our portfolio is 98% leased. With continued strong management and prudent capital improvements, we believe our properties will deliver meaningful cash flow growth over time. We remain focused on executing our strategic initiatives, including expertly operating our high-quality portfolio, driving cash flow, enhancing efficiencies through asset repositioning and increasing scale, to create long-term value for our shareholders. We also look forward to expanding our portfolio through the planned redevelopment of our recent 1010 Pacific Street acquisition as a fully amenitized residential building adjacent to downtown Brooklyn.”

Financial Results

For the fourth quarter of 2019, revenues grew by $2.7 million, or 9.8%, to $30.6 million, compared to $27.9 million for the fourth quarter of 2018. For full-year 2019, revenues grew by $6.2 million, or 5.6%, to $116.2 million, compared to $110.0 million for full-year 2018. The growth in the respective periods was primarily attributable to improvements in residential rental rates and occupancy at the Flatbush Gardens and Tribeca House properties, and bringing the Clover House property online during the third quarter of 2019.

1 NOI and AFFO are non-GAAP financial measures.  For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release

For the fourth quarter of 2019, net loss was $2.7 million, or $0.06 per share ($2.0 million, or $0.05 per share, excluding a non-recurring $0.7 million loss on extinguishment of debt), compared to net loss of $1.6 million, or $0.04 per share (net income of $0.3 million, or $0.00 per share, excluding a non-recurring $1.9 million loss on extinguishment of debt), for the fourth quarter of 2018. For full-year 2019, net loss was $4.1 million, or $0.11 per share ($1.7 million, or $0.06 per share, excluding a non-recurring $2.4 million loss on extinguishment of debt), compared to net loss of $9.0 million, or $0.22 per share ($0.3 million, or $0.02 per share, excluding a non-recurring $8.9 million loss on extinguishment of debt and a non-recurring $0.2 million gain on involuntary conversion), for full-year 2018. The changes in the respective periods, excluding the non-recurring items discussed above, were primarily attributable to the revenue increases discussed above (and lower general and administrative expenses in the full-year period), offset by higher property operating expenses, property taxes, insurance expense, and depreciation and amortization expense (inclusive of the impact of bringing the Clover House property online during the third quarter of 2019), and higher interest expense resulting from the refinancings of the 250 Livingston Street property in May 2019 and December 2018 and the recognition of interest expense in connection with bringing the Clover House property online.

For the fourth quarter of 2019, AFFO was $5.3 million, or $0.12 per share, compared to $5.4 million, or $0.12 per share, for the fourth quarter of 2018; the change was primarily attributable to the revenue increases discussed above, offset by higher property operating expenses, property taxes, insurance expense and interest expense. For full-year 2019, AFFO was $22.0 million, or $0.50 per share, compared to $19.8 million, or $0.45 per share, for full-year 2018; the change was primarily attributable to the revenue increases discussed above and lower recurring cash general and administrative expenses, partially offset by higher property operating expenses, property taxes, insurance expense and interest expense.

Balance Sheet

At December 31, 2019, notes payable (excluding unamortized loan costs) was $1,009.4 million, compared to $925.6 million at December 31, 2018; the increase reflected the refinancing of the 250 Livingston Street property in May 2019, the refinancing of the Clover House property in November 2019 and the financing of the 1010 Pacific Street property in December 2019 discussed below, partially offset by scheduled principal amortization.

1010 Pacific Street Financing

On December 24, 2019, the Company obtained a $18.6 million mortgage loan secured by the 1010 Pacific Street property with CIT Bank, N.A. The Company also entered into a pre-development bridge loan secured by the property with the same lender that will provide up to $3.0 million for eligible pre-development and carrying costs. The notes mature December 2020, are subject to a one-year extension option, require interest-only payments and bear interest at a one-month LIBOR plus 3.60% annual rate.

Dividend

The Company today declared a fourth quarter dividend of $0.095 per share to shareholders of record on March 24, 2020, payable March 31, 2020.

Conference Call and Supplemental Material

The Company will host a conference call on March 12, 2020, at 5:00 PM Eastern Time to discuss the fourth quarter 2019 results. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 279452. A replay of the call will be available from March 12, 2020, following the call, through March 26, 2020, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 279452. Supplemental data to this release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (“SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning the amount of capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2019, and other reports filed from time to time with the SEC.

Contact Information:

Michael Frenz

Chief Financial Officer

(718) 438-2804 x2274

M: (917) 576-7750

mfrenz@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	December 31, 2019	December 31, 2018

ASSETS
Investment in real estate
Land and improvements	$540,859	$497,343
Building and improvements	602,547	479,360
Tenant improvements	3,051	3,051
Furniture, fixtures and equipment	11,707	10,978
Real estate under development	31,787	125,467
Total investment in real estate	1,189,951	1,116,199
Accumulated depreciation	(109,418)	(90,462)
Investment in real estate, net	1,080,533	1,025,737

Cash and cash equivalents	42,500	37,028
Restricted cash	14,432	8,836
Tenant and other receivables, net of allowance for doubtful accounts of $3,361 and $2,624, respectively	4,187	3,580
Deferred rent	1,274	2,485
Deferred costs and intangible assets, net	8,782	9,964
Prepaid expenses and other assets	14,499	13,378
TOTAL ASSETS	$1,166,207	$1,101,008

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $11,528 and $12,049, respectively	$997,903	$913,564
Accounts payable and accrued liabilities	13,029	12,550
Security deposits	7,570	6,637
Below-market leases, net	1,625	2,923
Other liabilities	4,297	3,849
TOTAL LIABILITIES	1,024,424	939,523

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 17,814,672 and 17,812,755 shares issued and outstanding, respectively	178	178
Additional paid-in-capital	93,431	92,945
Accumulated deficit	(36,375)	(27,941)
Total stockholders' equity	57,234	65,182

Non-controlling interests	84,549	96,303
TOTAL EQUITY	141,783	161,485

Total LIABILITIES AND EQUITY	$1,166,207	$1,101,008

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
REVENUES
Residential rental income	$23,351	$20,667	$87,386	$81,117
Commercial rental income	7,276	7,214	28,779	28,880
TOTAL REVENUES	30,627	27,881	116,165	109,997

OPERATING EXPENSES
Property operating expenses	7,220	6,624	28,887	27,267
Real estate taxes and insurance	6,788	5,759	24,966	22,293
General and administrative	3,016	2,271	9,167	9,873
Acquisition and other	-	101	-	101
Depreciation and amortization	5,581	4,623	19,649	18,005
TOTAL OPERATING EXPENSES	22,605	19,378	82,669	77,539

INCOME FROM OPERATIONS	8,022	8,503	33,496	32,458

Interest expense, net	(10,011)	(8,178)	(35,187)	(32,781)
Loss on extinguishment of debt	(661)	(1,891)	(2,432)	(8,872)
Gain on involuntary conversion	-	-	-	194

Net loss	(2,650)	(1,566)	(4,123)	(9,001)

Net loss attributable to non-controlling interests	1,579	934	2,458	5,368
Net loss attributable to common stockholders	$(1,071)	$(632)	$(1,665)	$(3,633)

Basic and diluted net loss per share	$(0.06)	$(0.04)	$(0.11)	$(0.22)

Weighted average common shares / OP units
Common shares outstanding	17,815	17,813	17,814	17,813
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	44,132	44,130	44,131	44,130

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,123)	$(9,001)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	18,956	16,765
Amortization of deferred financing costs	1,687	1,289
Amortization of deferred costs and intangible assets	1,175	1,715
Amortization of above- and below-market leases	(1,180)	(1,917)
Loss on extinguishment of debt	2,432	8,872
Gain on involuntary conversion	-	(194)
Deferred rent	1,211	1,029
Stock-based compensation	1,510	1,940
Change in fair value of interest rate caps	-	(208)
Changes in operating assets and liabilities:
Tenant and other receivables	(607)	2,989
Prepaid expenses, other assets and deferred costs	(1,256)	(2,010)
Accounts payable and accrued liabilities	2,586	(515)
Security deposits	933	589
Other liabilities	448	1,019
Net cash provided by operating activities	23,772	22,362

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(43,774)	(39,877)
Insurance proceeds from involuntary conversion	-	226
Sale and purchase of interest rate caps, net	-	356
Cash paid in connection with acquisition of real estate	(31,129)	-
Net cash used in investing activities	(74,903)	(39,295)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds and costs from sale of common stock	-	(7)
Payments of mortgage notes	(142,638)	(615,167)
Proceeds from mortgage notes	226,457	685,664
Dividends and distributions	(17,089)	(17,038)
Loan issuance and extinguishment costs	(4,531)	(12,325)
Net cash provided by financing activities	62,199	41,127

Net increase in cash and cash equivalents and restricted cash	11,068	24,194
Cash and cash equivalents and restricted cash - beginning of period	45,864	21,670
Cash and cash equivalents and restricted cash - end of period	$56,932	$45,864

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$37,028	$7,940
Restricted cash	8,836	13,730
Total cash and cash equivalents and restricted cash - beginning of period	$45,864	$21,670

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$42,500	$37,028
Restricted cash	14,432	8,836
Total cash and cash equivalents and restricted cash - end of period	$56,932	$45,864

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $5,687 and $5,531 in 2019 and 2018, respectively	$33,956	$31,055
Non-cash interest capitalized to real estate under development	956	1,295
Additions to investment in real estate included in accounts payable and accrued liabilities	3,891	5,998

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”) all of which meet the definition of “non-GAAP financial measure” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, loss on extinguishment of debt, gain on involuntary conversion and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
FFO
Net loss	$(2,650)	$(1,566)	$(4,123)	$(9,001)
Real estate depreciation and amortization	5,581	4,623	19,649	18,005
FFO	$2,931	$3,057	$15,526	$9,004

AFFO
FFO	$2,931	$3,057	$15,526	$9,004
Amortization of real estate tax intangible	121	120	482	475
Amortization of above- and below-market leases	(100)	(479)	(1,180)	(1,917)
Straight-line rent adjustments	211	258	1,211	1,029
Amortization of debt origination costs	424	305	1,687	1,289
Interest rate cap mark-to-market adjustments	0	29	0	(208)
Amortization of LTIP awards	325	270	1,510	1,940
Acquisition and other costs	-	101	-	101
Loss on extinguishment of debt	661	1,891	2,432	8,872
Gain on involuntary conversion	-	-	-	(194)
Non-recurring litigation-related expenses	879	-	966	-
Recurring capital spending	(188)	(147)	(593)	(573)
AFFO	$5,264	$5,405	$22,041	$19,818
AFFO Per Share/Unit	$0.12	$0.12	$0.50	$0.45

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, loss on extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDA
Net loss	$(2,650)	$(1,566)	$(4,123)	$(9,001)
Real estate depreciation and amortization	5,581	4,623	19,649	18,005
Amortization of real estate tax intangible	121	120	482	475
Amortization of above- and below-market leases	(100)	(479)	(1,180)	(1,917)
Straight-line rent adjustments	211	258	1,211	1,029
Amortization of LTIP awards	325	270	1,510	1,940
Interest expense, net	10,011	8,178	35,187	32,781
Acquisition and other costs	-	101	-	101
Loss on extinguishment of debt	661	1,891	2,432	8,872
Gain on involuntary conversion	-	-	-	(194)
Non-recurring litigation-related expenses	879	-	966	-
Adjusted EBITDA	$15,039	$13,396	$56,134	$52,091

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
NOI
Income from operations	$8,022	$8,503	$33,496	$32,458
Real estate depreciation and amortization	5,581	4,623	19,649	18,005
General and administrative expenses	3,016	2,271	9,167	9,873
Acquisition and other costs	-	101	-	101
Amortization of real estate tax intangible	121	120	482	475
Amortization of above- and below-market leases	(100)	(479)	(1,180)	(1,917)
Straight-line rent adjustments	211	258	1,211	1,029
NOI	$16,851	$15,397	$62,825	$60,024